EXHIBIT 10.47

              AMENDMENT TO COMMON SHARE PURCHASE OPTION AGREEMENT

     This Amendment to Common Share Purchase Option Agreement (this "Amendment") is made and entered into as of September 17, 1998, by and between Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a Virginia corporation, and Apple Residential Income Trust, Inc. ("Apple"), a Virginia corporation.

                                   RECITALS

     A. Cornerstone and Apple have previously entered into a certain Common Share Purchase Option Agreement dated as of February 10, 1997 (the "Agreement"), pursuant to which Apple granted to Cornerstone the right to purchase common shares of Apple ("Common Shares") in the amounts, on the conditions, and for the period of time set forth in the Agreement.

     B. Under Section 4 of the Agreement the obligation of Apple to sell Common Shares, and the correlative right of Cornerstone to purchase Common Shares, under the Agreement was to terminate upon the termination of the public offering of Common Shares pursuant to Apple's Registration Statement with File No. 333-10635, as amended from time to time.

     C. Apple has decided to register with the SEC for sale to the public five million additional Common Shares (at a public offering price of $10 per Common Share) for an aggregate public offering price of $50 million (the "Additional Offering").

     D. Apple and Cornerstone desire to enter into this Amendment to the Agreement to extend the term of the Agreement and Apple's obligations and Cornerstone's rights thereunder until the termination of the Additional Offering.

     NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

     2. Extension of Agreement. The rights and obligations of Apple and Cornerstone under the Agreement shall be extended for the period during which the Additional Offering continues. Accordingly, Section 4 of the Agreement shall be deemed to be amended to provide that Apple's obligations and Cornerstone's rights to sell and purchase, respectively, Common Shares in accordance with the Agreement shall terminate upon the termination of the Additional Offering. The purchase price of Common Shares purchased by Cornerstone under the Agreement as modified by this Amendment shall be calculated in the manner set forth in Section 2 of the Agreement, except the current public offering price of Common Shares shall be as set forth in the Prospectus used in connection with the Additional Offering, as supplemented and amended from time to time (the "Prospectus").

     3. Registration Rights. The registration rights contemplated by Section 7 of the Agreement shall also apply to the Common Shares purchased under this Amendment. The Registration Rights Agreement referred to in such Section shall be entered into upon demand of Cornerstone and shall provide for the filing of a Registration Statement at such times as required by Cornerstone but not more frequently than is now set forth in Section 7(b) of the Agreement.

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     4.   Certain Other  Interpretive  Matters.  Common Shares  purchased in the
          extension   provided  by  this  Amendment  shall  be  subject  to  all provisions of the Agreement that apply to Common Shares, as if any such Common Shares had been purchased pursuant to the Agreement without giving effect to this Amendment, except where this Amendment expressly otherwise provides or as the context otherwise requires.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Common Share Purchase Option Agreement on and as of the date first above written.

                                        Cornerstone Realty Income Trust, Inc.,
                                         a Virginia Corporation

                                        By:  /s/ S.J. Olander, Jr.
                                           ----------------------------------

                                        Name: S.J. Olander, Jr.
                                            ---------------------------------

                                        Title:   Chief Financial Officer
                                           ----------------------------------


                                        Apple Residential Income Trust, Inc.,
                                         a Virginia Corporation

                                        By:  /s/ Glade M. Knight
                                           ----------------------------------

                                        Name: Glade M. Knight
                                            ---------------------------------

                                        Title:   President
                                           ----------------------------------


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